UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 25, 2012

TCF FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-10253 (Commission File Number)	41-1591444 (IRS Employer Identification No.)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, Minnesota 55391-1693

(Address of principal executive offices, including Zip Code)

(952) 745-2760

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

.

Item 8.01  Other Events.

On June 25, 2012, TCF Financial Corporation, a Delaware corporation (the “Company”), closed the sale of 6,900,000 depositary shares (the “Depositary Shares”), each representing a 1/1,000th interest in a share of the Company’s Series A Non-Cumulative Perpetual Preferred Stock (the “Preferred Stock”), which were registered pursuant to a registration statement on Form S-3 (SEC File No. 333-181741) which was automatically effective on May 29, 2012 (the “Registration Statement”).

The offering was made pursuant to the prospectus supplement dated June 18, 2012 and the accompanying prospectus dated May 29, 2012, filed with the SEC as part of the Registration Statement.  The following documents are being filed with this report on Form 8-K and shall be incorporated by reference into the Registration Statement: (i) Deposit Agreement dated June 25, 2012 among the Company, Computershare Trust Company, N.A. and Computershare Inc. and the holders from time to time of the Depositary Receipts described therein; (ii) form of Depositary Receipt; and (iv) validity opinions with respect to the Depositary Shares and the Preferred Stock.

A copy of the Company’s press release announcing the full exercise of the overallotment option and the closing of the offering is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
4.1

Deposit Agreement dated June 25, 2012 among TCF Financial Corporation, Computershare Trust Company, N.A. and Computershare Inc. and the holders from time to time of the Depositary Receipts described therein.

4.2	Form of Depositary Receipt (included as part of Exhibit 4.1).
5.1	Validity opinion of Kaplan, Strangis and Kaplan, P.A.
5.2	Validity opinion of Sullivan & Cromwell LLP
23.1	Consent of Kaplan, Strangis and Kaplan, P.A. (included as part of Exhibit 5.1)
23.2	Consent of Sullivan & Cromwell LLP (included as part of Exhibit 5.2)
99.1	Press Release of TCF Financial Corporation Dated June 25, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TCF FINANCIAL CORPORATION

/s/ William A. Cooper
William A. Cooper, Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Michael S. Jones
Michael S. Jones, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ David M. Stautz
David M. Stautz, Senior Vice President, Controller and Managing Director of Corporate Development (Principal Accounting Officer)

Dated:    June 25, 2012